UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, the Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”) is engaged in discussions with various stakeholders, including parties holding substantial positions across the Company’s capital structure and representatives of the Opioid Master Disbursement Trust II (the “Trust”). The Board is actively evaluating the Company’s capital needs in light of its obligations under its opioid settlement and its long-term debt, and is considering options, including transactions that have been proposed by holders of various series of the Company’s indebtedness and other Company stakeholders, as well as the viewpoints of various parties in interest.

As previously disclosed, in connection with these ongoing discussions, on June 15, 2023, the Company, certain subsidiaries of the Company and the Trust (collectively, the “Parties”) entered into Amendment No. 1 (the “Amendment”) to that certain Opioid Deferred Cash Payments Agreement, dated as of June 16, 2022, among the Parties (the “Opioid Deferred Cash Payments Agreement”), which extended to June 23, 2023, from June 16, 2023, the date on which a $200 million payment (the “Opioid Deferred Cash Payment”) is required to be made to the Trust. As previously disclosed, (i) on June 22, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from June 23, 2023 to June 30, 2023, and (ii) on June 29, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from June 30, 2023 to July 7, 2023.

On July 6, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from July 7, 2023 to July 14, 2023. The Company recognizes the important role of the Trust in helping to address the nation’s opioid crisis and fund addiction treatment and related efforts. Under the Opioid Deferred Cash Payments Agreement, which was originally entered into by the Parties upon the Company’s emergence from bankruptcy on June 16, 2022 (the “Effective Date”), the Company and certain of its subsidiaries agreed to make certain deferred payments to the Trust, including a $450 million payment that was paid on the Effective Date.

The Company continues to analyze its situation and engage with various stakeholders, including representatives of the Trust. There can be no assurance of the outcome of this process, including whether or not the Company may make a filing in the near term or later under the U.S. Bankruptcy Code or analogous foreign bankruptcy or insolvency laws.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report that are not strictly historical, including statements regarding the Board’s ongoing evaluation and consideration of alternatives and related actions and discussions, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in the Company’s business strategy and performance; the Company’s ability to access the capital markets now or in the future; the liquidity, results of operations and businesses of the Company and its subsidiaries; the effects of the Company’s determination to make or not to make certain payments due to certain of its creditors; the possibility that the Company and/or certain of its subsidiaries voluntarily initiate proceedings under Chapter 11 of the U.S. Bankruptcy Code or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on the Company’s liquidity, results of operations and business; governmental investigations and inquiries, regulatory actions and lawsuits; actions taken by third parties, including the Company’s creditors, the Trust and other stakeholders; court actions; the Company’s ability to achieve expected benefits from its prior restructuring activities; the Company’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the Company’s ability to generate sufficient cash to service indebtedness; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

(registrant)

Date:	July 6, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary